UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HF Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Company plans to use the following presentation in meetings with certain of its shareholders commencing on November 22, 2011.

Investor Presentation November 2011

Disclaimers Forward-looking Statements: This report and other reports issued by the Company, including reports filed with the Securities and Exchange Commission, contain “forward-looking statements” that deal with future results, expectations, plans and performance. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These forward-looking statements might include one or more of the following: Projections of income, loss, revenues, earnings or losses per share, dividends, capital expenditures, capital structure, adequacy of loan loss reserves, tax benefit or other financial items. Descriptions of plans or objectives of management for future operations, products or services, transactions, investments and use of subordinated debentures payable to trusts. Forecasts of future economic performance. Use and descriptions of assumptions and estimates underlying or relating to such matters. Forward-looking statements can be identified by the fact they do not relate strictly to historical or current facts. They often include words such as “optimism,” “look-forward,” “bright,” “pleased,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may”. Forward-looking statements about the Company’s expected financial results and other plans are subject to certain risks, uncertainties and assumptions. These include, but are not limited to the following: possible legislative changes and adverse economic, business and competitive conditions and developments (such as shrinking interest margins and continued short-term environments); deposit outflows, reduced demand for financial services and loan products; changes in accounting policies or guidelines, or in monetary and fiscal policies of the federal government; changes in credit and other risks posed by the Company’s loan and lease portfolios; the ability or inability of the Company to manage interest rate and other risks; unexpected or continuing claims against the Company’s self-insured health plan; the ability or inability of the Company to successfully enter into a definitive agreement for and close anticipated transactions; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation; and the other risks detailed from time to time in the Company’s SEC filings, including but not limited to, its annual report on Form 10-K for the fiscal year ending June 30, 2011. Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although the Company believes its expectations are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. Important Information: This material may be deemed to be solicitation material in respect of the solicitation of proxies from the Corporation’s stockholders in connection with the Corporation’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”). The Corporation has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a proxy statement in connection with the Annual Meeting (the “Annual Meeting Proxy”), and advises its stockholders to read the Annual Meeting Proxy and any and all supplements and amendments thereto when they become available, because they will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Corporation files with the SEC (when available) at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained upon request addressed to the Secretary of the Corporation at 225 South Main Avenue, Sioux Falls, South Dakota 57104. Certain Information Concerning Participants: The Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of the Corporation’s stockholders in connection with its Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Corporation’s proxy statement related to its 2011 Annual Meeting of Stockholders, filed with the SEC on November 15, 2011 and on Forms 3 and 4 filed with the SEC. 2

HF Financial – New Leadership Team Mike Vekich, Chairman Joined HF Financial Board in October 2010; elected Chairman in October 2011 Over 30 years of senior executive and board experience Vekich Associates specializes in strategic planning, turnarounds, M&A and governance Steve Bianchi, Interim President and CEO Joined HF Financial in April 2010; appointed to current role in October 2011 Spearheaded launch of first Twin Cities branch Over 26 years of experience in commercial and retail banking, including 20 years in the Twin Cities and broader Midwest markets Brent Olthoff, Senior Vice President, CFO and Treasurer Joined HF Financial in 2001; appointed CFO in November 2010 3

Agenda Situation Overview HF Financial Overview -- Who We Are Delivering Solid Results and Executing Our Strategic Plan Independent Board Focused on Shareholder Value PL Capital: Not Acting in Interests of all Shareholders Summary 4

Situation Overview HF Financial maintaining strong balance sheet and sound credit quality, and executing our strategic plan to create shareholder value Board nominated two highly-qualified, independent candidates for reelection -- Christine Hamilton and Thomas Van Wyhe PL Capital rejected our offer to appoint their representative to the Board in favor of an unnecessary, costly and distracting proxy contest Board Recommends Shareholders Vote the BLUE proxy card FOR Christine Hamilton and Thomas Van Wyhe 5

HF Financial Overview Strong community banking franchise in the attractive Sioux Falls, SD and Minneapolis/ St. Paul markets Provides personal banking, business banking, agricultural lending, home loans, trust and asset management, and investments $1.2 billion in assets and stockholders’ equity of $94.7 million (as of Sept. 30, 2011) 19 years of generating profits as a public company Largest publicly traded financial institution based in South Dakota with attractive position in Sioux Falls - South Dakota’s largest market 34 branches and 350 employees today “Outstanding" rating relative to the Community Reinvestment Act Rich history as Midwest community bank - original charter in 1929 6

Diversified Loan Portfolio of $817 million 7 No industry sector accounts for more than 28% of total loans Active management reduced NPAs to 2.64% of total assets at September 30

Commercial and Ag Lending Broadly Diversified 8 Data as of September 30, 2011. Based upon NAICS classifications.

Attractive, Growing Deposit Base Approximately 15% growth in deposits since 2006 Checking accounts now over 27% of total deposits vs. 18% in 2006 Minimal reliance on higher-cost out-of-market CDs 9 (1) Data as of June 30, unless otherwise noted.

Solid Capital Base Raised $20M in capital in 2009 to bolster capital ratios at time of macroeconomic/market uncertainty Capital ratios today well above regulatory minimums Well-Capitalized Risk-based capital defined as total risk-based capital to risk-weighted assets. Data as of June 30, unless otherwise noted. Data as of June 30, unless otherwise noted. 10 Adequately Capitalized  (1) (2)

Delivering Solid Results and Executing Our Strategic Plan 11

Credit Quality (1) Data as of June 30, unless otherwise noted. (2) Peer group as defined in HF Financial’s proxy. See Appendix for complete list of peer companies. 12 NPAs + 90-day past due to total assets June 30, 2006 to September 30, 2011 HF Financial 2.64% NPA’s versus Peer Group level of 3.09% at September 30

Growth and Stabilization of Net Interest Margin (1) Net Interest Margin, TE is a non-GAAP financial measure. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. Data as of June 30, unless otherwise noted. A reconciliation is provided on slide 26. 13

Core Earnings Power is Strong (1) Pre-Tax, Pre-Provision Earnings is a non-GAAP financial measure. It excludes provision for loan losses, net gain/loss on the sale of Securities, OTTI and goodwill charges from income before income taxes. Data for fiscal year ending June 30. A reconciliation is available on slide 27. 14

Total Returns (1) Peer group as defined in HF Financial’s proxy. Index weighted based on market capitalization. See Appendix for complete list of peer companies. 15

Executing Strategic Plan to Deliver Shareholder Value Maintain strong capital base to preserve strategic flexibility Capitalize on turmoil at large, national banks to gain share in deposits/loans Continue shift to higher margin deposit mix Disciplined approach to expanding in attractive, Midwest markets Focused business mix Consumer and mortgage banking Commercial and agricultural banking Wealth management 16

Independent Board Focused on Shareholder Interests 17

Independent Board Focused on Shareholder Value All six directors are independent; collectively bring strong mix of expertise Financial, business, and strategic expertise with deep roots in Midwest communities Provides strong, active oversight of the business Elected newest independent member to Chairman Transitioned management to Steve Bianchi on interim basis to drive strategy execution Continuing search for permanent CEO Not opposed to consolidation, but believe now is the wrong the time to pursue a sale of the company 18

Independent Board Nominees for Reelection Christine E. Hamilton Managing Principal of large, diversified farming and ranching operation in central South Dakota Formed MHCH Foundation, a non-profit family foundation to promote South Dakota and its future in the global economy Deep connections and commitment to the South Dakota community South Dakota State University Foundation Council of Trustees; South Dakota Rural Enterprise, Inc.; South Dakota Biotech Association 19 Thomas L. Van Wyhe Area Manager for Trane Sioux Falls / Rapid City, SD and Fargo / Bismarck, ND Former owner of Jameson Systems Incorporated, a Trane distributor Significant business experience and relationships in South Dakota Chairman of Sanford Health Foundation and Sioux Falls Arena / Convention Center Former Chairman of multiple area business and community associations

PL Capital Not Acting in Best Interests of all Shareholders 20

Not Acting in Best Interests of all Shareholders Choosing to pursue an unnecessary and costly proxy contest Rejected our offer to expand the Board to appoint their proposed nominee Pursuing sale of the company at the wrong time New leadership team established and company executing strategy Core earnings power not reflected in fiscal year 2011 EPS Macro economic and industry conditions suppressing bank valuations Recent acquisition multiples (price to tangible book value) have been 60% of the median multiple over the past 10 years No constructive business strategy or operational improvements suggested 21 “PL Capital, LLC manages financial sector partnerships specializing in identifying and acquiring stakes in undervalued banks and thrifts, and participating in the long term consolidation of the banking industry.” - www.plcapitalllc.com

Summary 22

HF Financial is Focused on Creating Value Strong franchise in attractive markets Executing strategic plan for growth in core and nearby markets Strong capital base provides flexibility to pursue growth opportunities 19-year track record of profitability as a public company Board and management team are committed to delivering value Vote the BLUE proxy card FOR the HF Financial Board’s Nominees 23

Appendix 24

Peer Group

- Ames National Corporation
- Bank of Kentucky Financial Corporation
- BankFinancial Corporation
- Baylake Corp.
- Centrue Financial Corporation
- Farmers & Merchants Bancorp, Inc.
- Farmers National Banc Corp.
- First Business Financial Services, Inc.
- First Citizens Banc Corp.
- First Defiance Financial Corp.
- First Mid-Illinois Bancshares, Inc.
- Firstbank Corporation
- German American Bancorp, Inc.
- Hawthorn Bancshares, Inc.
- Hills Bancorporation
- HopFed Bancorp, Inc.
- Horizon Bancorp
- Indiana Community Bancorp
- Isabella Bank Corporation
- Meta Financial Group, Inc.
- MidWestOne Financial Group, Inc.
- MutualFirst Financial, Inc.
- NorthWest Indiana Bancorp
- Princeton National Bancorp, Inc.
- Pulaski Financial Corp.
- QCR Holdings, Inc.
- S.Y. Bancorp, Inc.
- West Suburban Bancorp, Inc.

HF FINANCIAL CORP
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Non-GAAP Disclosure Reconciliation

Certain financial measures are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). "Net Interest Margin, TE" is a non-GAAP financial measure. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes.

This non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (non-GAAP) is calculated as follows:

Net Interest Margin to Net Interest Margin-Tax Effective Yield

($ in millions)	2007	2008	2009	2010	2011	Quarter Ended 9/30/11 (1)
Net interest income	$25.6	$29.9	$35.3	$36.7	$37.3	$9.1
Taxable equivalent adjustment	0.5	0.5	0.7	0.5	0.5	0.1
Adjusted net interest income	26.1	30.4	36.0	37.2	37.8	9.2
Average interest-earning assets	917.0	960.7	1,083.1	1,114.0	1,141.4	1,130.0
Net interest margin, TE	2.85%	3.16%	3.32%	3.34%	3.31%	3.24%

(1) Information for the three months ended September 30, 2011 has been annualized.

HF FINANCIAL CORP

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Non-GAAP Disclosure Reconciliation 27 ($ in millions) 2006 2007 2008 2009 2010 2011 Income before income taxes $6.7 $8.0 $8.6 $11.7 $8.7 $0.4 Provision for loan and lease losses 5.3 1.2 2.0 1.7 3.0 8.6 (Gain) / loss on securities, net (0.0) -- (0.0) (0.9) (1.9) 3.6 Other-than-temporary impairment losses / Goodwill impairment -- -- -- 0.4 3.3 0.6 Pre-tax, pre-provision earnings $12.0 $9.2 $10.6 $12.9 $13.1 $13.2 Income Before Income Taxes to Pre-tax, Pre-Provision Earnings Certain financial measures are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). “Pre-Tax, Pre-Provision Earnings” is a non-GAAP financial measure. It excludes provision for loan losses, net gain/loss on the sale of Securities, OTTI and goodwill charges from income before income taxes. We believe that Pre-Tax, Pre-Provision Earnings is useful to investors to assess our core operating results on the same basis as management. This non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of Income Before Income Taxes (GAAP) to Pre-Tax, Pre-Provision Earnings (non-GAAP) is calculated as follows: